UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 16, 2010

TRUMP ENTERTAINMENT RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Current Report on Form 8-K discloses events that occurred on July 16, 2010, in connection with Trump Entertainment Resorts, Inc.’s emergence from bankruptcy protection under Chapter 11 of the Bankruptcy Code (as defined below). Information about other related events occurring on such date is contained in a separate Current Report on Form 8-K being filed by Trump Entertainment Resorts, Inc. with the Securities and Exchange Commission substantially concurrently with this Current Report.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) Amended and Restated Credit Agreement. On July 16, 2010 (the “Consummation Date”), upon consummation of the Supplemental Modified Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Debtors and the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 (the “Ad Hoc Committee”), as filed with the United States Bankruptcy Court for the District of New Jersey in Camden, New Jersey (the “Bankruptcy Court”), in final form, on May 7, 2010 (the “Plan of Reorganization”), Trump Entertainment Resorts Holdings, L.P. (“TER Holdings”), Trump Entertainment Resorts, Inc. (the “Company” and the “Registrant”) and certain subsidiaries of the Company (the “Subsidiary Guarantors”), each as reorganized pursuant to the Plan of Reorganization, entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Beal Bank, SSB, as collateral agent and administrative agent, and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, as initial lenders. The indebtedness under the Amended and Restated Credit Agreement represents term loans (collectively, the “Term Loans”), in the total principal amount, as of the Consummation Date, of approximately $356.4 million, of which, as of the Consummation Date, $334.0 million comprised the Interest Bearing Component (as defined in the Amended and Restated Credit Agreement) and approximately $22.4 million comprised the Non-Interest Component (as defined in the Amended and Restated Credit Agreement). A copy of the Amended and Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amended and Restated Credit Agreement requires quarterly principal amortization payments equal to 0.25% of the total Interest Bearing Component of the Term Loans as of the Consummation Date. All indebtedness outstanding under the Amended and Restated Credit Agreement matures on December 31, 2015. Until such maturity date, TER Holdings is required to pay interest on the unpaid principal amount of the Interest Bearing Component of the Term Loans at a rate per annum equal to 12%, payable quarterly in arrears. No interest shall accrue, become due, or be required to be paid with respect to the Non-Interest Component of the Term Loans. Under the Amended and Restated Credit Agreement, the principal balance of the Non-Interest Component of the Term Loans will be reduced by the aggregate amount of interest paid on the Interest Bearing Component from and after the Consummation Date. In addition, the principal balance of the Interest Bearing Component and/or the Non-Interest Component may be subject to reduction, to the extent and in the manner determined by the Bankruptcy Court, in connection with a pending motion made by the Company before the Bankruptcy Court seeking recharacterization of certain amounts previously paid to the lenders under the Company’s pre-petition credit agreement.

TER Holdings may elect, at its option, to prepay Term Loans outstanding under the Amended and Restated Credit Agreement, subject, during the eighteen (18) month period after the Consummation Date, to a prepayment premium of: (x) in the case of an optional prepayment made during the period from the Consummation Date to the date that is six (6) calendar months thereafter (the “Six Month Date”), 2.00% of the aggregate principal amount of the Interest Bearing Component of the Term Loans then being prepaid and (y) in the case of an optional prepayment made during the period following the Six Month Date to the date that is twelve (12) calendar months thereafter, 1.00% of the aggregate principal amount of the Interest Bearing Component of the Term Loans then being prepaid. TER Holdings may be required to make mandatory prepayments of the Term Loans in connection with asset dispositions, debt and equity issuances and extraordinary receipts. In addition, beginning on March 31, 2011, and on each subsequent anniversary of such date that occurs prior to the maturity date, TER Holdings is required to offer to the lenders to prepay portions of the Term Loans equal to 50% of the Free Cash Flow (as defined in the Amended and Restated Credit Agreement) for the calendar year then most recently ended.

Amounts outstanding under the Amended and Restated Credit Agreement are guaranteed by the Company and certain of its direct and indirect subsidiaries and secured by a security interest in substantially all of the assets of the Company and its direct and indirect subsidiaries.

As required by the terms of the Plan of Reorganization, on the Consummation Date, the Company paid to the pre-petition first lien lenders (who are also the lenders under the Amended and Restated Credit Agreement) the amount of $125.0 million in cash. The balance of the outstanding loans under the pre-petition credit agreement (net of this $125.0 million payment) were restructured pursuant to the Plan of Reorganization into the new Term Loans as of the Consummation Date.

Under the Amended and Restated Credit Agreement, the Company and its subsidiaries are subject to certain affirmative and negative covenants. The negative covenants impose restrictions with respect to, among other things, (i) incurring liens, (ii) incurring debt, (iii) mergers or consolidations, (iv) sales or other dispositions of assets, (v) investments, (vi) dividends or distributions on, or repurchases of, equity interests, (vii) prepaying or repurchasing debt and (viii) certain capital expenditures.

(b) Common Stock Registration Rights Agreement. On the Consummation Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) no later than 30 days after the Consummation Date, and to use its commercially reasonable efforts to cause to be declared effective by 60 days after the Consummation Date, a registration statement to register for resale the new common stock of the Company issued pursuant to the Plan of Reorganization and held by the Backstop Parties (as defined below) and other eligible holders of new common stock who elect to become parties thereto. In addition, pursuant to the Registration Rights Agreement, the Backstop Parties have piggyback registration rights and have agreed to certain limitations on their registration rights, including cutbacks and a holder standstill period.

A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(c) Amended and Restated Services Agreement. On the Consummation Date, the Company and TER Holdings entered into an amended and restated services agreement (the “Services Agreement”) with Donald J. Trump (“Mr. Trump”), Ivanka Trump (“Ms. Trump” and, together with Mr. Trump, the “Trump Parties”), which amends, restates and supersedes the previous services agreement entered into among the Company, TER Holdings and Mr. Trump in 2005. The Services Agreement provides that Mr. Trump is prohibited from consulting or providing services to, as well as being an officer, director or employee of any person (other than the Company) engaged directly, or through subsidiaries, in casino and gaming activities in any part of the designated restricted territories consisting of New York, New Jersey, Connecticut, Pennsylvania, Maryland and Delaware (the “Restricted Territories”). Further, Mr. Trump is limited with respect to his potential activities relating to, and any ownership by Mr. Trump of stock of, Harrah’s Entertainment, Inc. The Services Agreement also provides that the Company may request either or both of the Trump Parties to participate in promotional, marketing or advertising activities on behalf of the Company on such terms as the Trump Parties and the Company may agree in their respective sole and absolute discretion. The Services Agreement will be in effect from the Consummation Date until either the Trademark License Agreement (as defined below) is terminated or upon termination pursuant to the terms of the Services Agreement, including upon 30 days notice by TER Holdings or the Company, with respect to a Trump Party in the event of such Trump Party’s death or upon notice by the Trump Parties following the occurrence of the Restricted Expiration Date (as defined in the Trademark License Agreement). A copy of the Services Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Second Amended and Restated Trademark License Agreement. On the Consummation Date, TER Holdings, the Company, and certain of its subsidiaries (collectively, the “Licensee Entities”) entered into a Second Amended and Restated Trademark License Agreement with the Trump Parties (the “Trademark License Agreement”), which amends, restates and supersedes the previous trademark license agreement among the Company, TER Holdings and Mr. Trump and provides that the Trump Parties grant the Licensee Entities a royalty-free license to use certain trademarks, service marks, names, domain names and related intellectual property associated with the name “Trump” and the Trump Parties (the “Trump Parties Intellectual Property”) in connection with TER Holdings’ casino and gaming activities relating to the Company’s three existing casino properties in Atlantic City, New Jersey (Trump Taj Mahal Casino Resort, Trump Plaza Hotel & Casino and Trump Marina Hotel & Casino), subject to certain terms and conditions. The Trademark License Agreement shall be in effect from the Consummation Date until terminated pursuant to the terms of the Trademark License Agreement, including upon 30 days notice by TER Holdings, failure to use the Licensed Marks (as defined in the Trademark License Agreement) for 90 days, a sale of all of the casino properties, the use by the Licensee Entities of any of the Trump Parties Intellectual Property in a manner inconsistent with the Trademark License Agreement or certain other defaults by the Licensee Entities of the terms and provisions therein. A copy of the Trademark License Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

(e) DJT Warrants. On the Consummation Date, pursuant to the terms of a plan support agreement (the “DJT Settlement Agreement”) dated as of November 16, 2009, entered into among the Trump Parties, The Trump Organization, ACE Entertainment Holdings, Inc. and each of their respective affiliates or entities under the control, directly or indirectly, of the Trump Parties (collectively, the “DJT Parties”), and the holders of Second Lien Notes (as defined below), as approved by the Bankruptcy Court, and in connection with the DJT Parties waiving certain claims held by the DJT Parties against the Company and entering into the Services Agreement and the Trademark License Agreement, the Company issued to Mr. Trump warrants (the “DJT Warrants”), exercisable to purchase for cash up to 535,714 shares of the Company’s common stock, par value $0.001 per share (approximately 0.5% of the new common stock issued on the Consummation Date), at an exercise price of $123.74 per share, subject to certain anti-dilution provisions. The DJT Warrants expire five years from the Consummation Date.

A copy of the DJT Warrants is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 7, 2010, the Company obtained Bankruptcy Court approval to enter into a $24.0 million secured debtor-in-possession facility (the “DIP Note Purchase Agreement”), by and among the Debtors (as defined below), Wilmington Trust FSB, as administrative agent and collateral agent (the “DIP Agent”), and the note purchasers party to the DIP Note Purchase Agreement. The Company subsequently entered into the DIP Note Purchase Agreement on May 25, 2010, and advances in the amount of $10.0 million were made by the lenders thereunder on June 10, 2010.

The DIP Note Purchase Agreement provided for a maturity date of the indebtedness thereunder that would be the earliest of (1)(x) six months from the closing date of such agreement and (y) five months after May 7, 2010, if that certain Amended and Restated Backstop Agreement, dated December 11, 2009 (as thereafter amended), among the Company and members of the Ad Hoc Committee was not amended to extend the termination provisions thereunder, (2) the effective date of the Plan of Reorganization, (3) the date of confirmation of a plan of reorganization for the Company other than the Plan of Reorganization and (4) the acceleration of the indebtedness under the DIP Note Purchase Agreement as a result of the occurrence of an event of default (as defined therein).

The DIP Note Purchase Agreement contained various representations, warranties and covenants by the Debtors, including reporting requirements. The DIP Note Purchase Agreement provided for the payment of interest at a rate per annum equal to 10% payable on the earlier of the maturity date or the date on which an event of default occurred under the DIP Note Purchase Agreement.

On the Consummation Date, the DIP Note Purchase Agreement was canceled. All outstanding obligations under the DIP Note Purchase Agreement, consisting of $10.0 million of principal and $100,000 of accrued interest, together with fees and expenses payable to the DIP Agent, were repaid with proceeds from the sale by the Company of its new common stock pursuant to the rights offering and backstop commitments as provided for by the Plan of Reorganization.

In addition, pursuant to the Plan of Reorganization, the Second Lien Notes and the indenture pursuant to which such notes were issued were canceled.

ITEM 1.03	BANKRUPTCY OR RECEIVERSHIP

As previously disclosed, on February 17, 2009 (the “Commencement Date”), the Company and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the Bankruptcy Court seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). These chapter 11 cases are being jointly administered under the caption In re: TCI 2 Holdings, LLC, et al Debtors, Chapter 11 Case Nos.: 09-13654 through 09-13658 through 09-13664 (JHW) (the “Chapter 11 Cases”).

On May 7, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan of Reorganization proposed by the Debtors and the Ad Hoc Committee, as filed with the Bankruptcy Court, in final form, on May 7, 2010. A copy of the Confirmation Order, with a copy of the Plan of Reorganization as confirmed attached thereto, was attached as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on May 12, 2010. A copy of a disclosure statement relating to a prior version of the Plan of Reorganization, as approved by the Bankruptcy Court previously in the Chapter 11 Cases (“AHC/Debtor Disclosure Statement”), was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 28, 2009.

On July 16, 2010, the Plan of Reorganization became effective and the transactions contemplated by the Plan of Reorganization were consummated. A copy of the Company’s press release dated July 16, 2010, announcing the Consummation Date is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s prepetition first lien lenders have appealed the Confirmation Order. That appeal was filed on May 17, 2010 and is currently pending before the United States District Court for the District of New Jersey.

The following is a summary of the transactions that occurred pursuant to the Plan of Reorganization. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

Pursuant to the Plan of Reorganization, on the Consummation Date, the following occurred:

•

the Amended and Restated Credit Agreement, the Registration Rights Agreement, the Services Agreement, the Trademark License Agreement and the DJT Warrants were executed and delivered and became effective;

•

aggregate capital contributions of $225.0 million in new capital (in exchange for 7,500,000 shares of the Company’s new common stock, or 70% of the Company’s new common stock) were made pursuant to a rights offering to holders of the Second Lien Notes and general unsecured claims (the “Rights Offering”), which was backstopped by members of the Ad Hoc Committee and/or their affiliates (the “Backstop Parties”) (who received 20% of the Company’s new common stock as a backstop fee in consideration for their agreement to provide such backstop commitment);

•

the lenders under the $493.3 million pre-petition senior secured facility entered into by the Company on December 21, 2007 received, in full and final satisfaction of their claims, (i) $125.0 million in cash from the proceeds of the rights offering and (ii) the new Term Loans in the total principal amount of approximately $356.4 million on modified terms approved by the Bankruptcy Court pursuant to the Amended and Restated Credit Agreement;

•

in exchange for the waiver of certain claims held by the DJT Parties against the Debtors, and in consideration of the Trump Parties entering into the Trademark License Agreement and the Services Agreement with certain of the Debtors, and in accordance with the DJT Settlement Agreement, 535,714 shares of the Company’s new common stock (representing 5% of the Company’s new common stock), along with the DJT Warrants to purchase up to an additional 535,714 shares, or 5%, of the Company’s new common stock, were issued to Mr. Trump;

•

the indebtedness evidenced by the Second Lien Notes and the indenture pursuant to which such notes were issued were canceled and a pro rata distribution of 535,714 shares of the Company’s new common stock (representing 5% of the Company’s new common stock) was made to holders of Second Lien Notes;

•	general unsecured creditors received the lesser of (a) $0.0078 per $1.00 of the principal or face amount of allowed general unsecured claims or (b) such holder’s pro rata share of $1.206 million;

•

a cash distribution was made in an amount of $0.0012 per $1.00 of the principal or face amount of Second Lien Note Claims or allowed general unsecured claims to those holders of Second Lien Notes (other than the Backstop Parties) and general unsecured creditors who were not eligible to participate in the Rights Offering or did not elect to subscribe for new common stock of the Company in the Rights Offering; and

•

there was no recovery for stockholders or any other holder of equity interests held prior to the Consummation Date, and all equity interests in the Company and all limited partnership interests in TER Holdings were canceled on the Consummation Date.

Information regarding the assets and liabilities of the Debtors is contained in the AHC/Debtor Disclosure Statement. A copy of the original AHC/Debtor Disclosure Statement is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 28, 2009.

Following consummation of the Plan of Reorganization, TER Holdings and Trump Entertainment Resorts Funding, Inc. each filed a Form 15 with the SEC to terminate its filing obligations under the Securities Exchange Act of 1934, as amended.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in subsection (a) of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On the Consummation Date, all existing shares of the Company’s old common stock were cancelled pursuant to the Plan of Reorganization. In addition, pursuant to the Plan of Reorganization, on the Consummation Date, the Company issued (i) approximately 9,642,858 shares of new common stock pursuant to the Rights Offering to subscribing holders of the Second Lien Notes and the Backstop Parties; (ii) 535,714 shares of new common stock and the DJT Warrants to Mr. Trump; and (iii) a distribution of 535,714 shares of new common stock to holders of Second Lien Notes, which shares were distributed pro rata among such holders. Based on the Confirmation Order and Plan of Reorganization, the issuance of shares of the Company’s new common stock and the DJT Warrants (including shares of new common stock issuable upon exercise thereof) described in the preceding sentence are exempt from registration requirements of the Securities Act of 1933, as amended, in reliance on Section 1145 of the Bankruptcy Code and/or Section 4(2) of the Securities Act.

The information provided in Items 1.01 and 1.03 of this Current Report on Form 8-K above is incorporated herein by reference into this Item 3.02.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information provided in Items 1.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Upon the effectiveness of the Plan of Reorganization on the Consummation Date, all then-outstanding shares of the Company’s common stock were canceled and a total of 10,714,286 shares of new common stock were issued to various parties. As a result of the transactions under the Plan of Reorganization, the following holders beneficially own more than 10% of the Company’s common stock: (i) Avenue New Jersey Entertainment, LLC, an affiliate of Avenue Capital Management II, L.P., solely in its capacity as investment advisor to certain funds, beneficially owns approximately 21.7% of the Company’s new common stock (which new common stock is currently held in trust as required by the interim casino authorization provisions of the New Jersey Casino Control Act); (ii) Polygon Global Opportunities Master Fund beneficially owns approximately 14.4% of the Company’s new common stock, and (iii) Contrarian Funds, LLC beneficially owns approximately 13.5% of the Company’s new common stock.

In addition, on the Consummation Date, five of the six then-current members of the Company’s Board of Directors were deemed to have resigned from their positions as directors of the Company, and a new board of directors was appointed consisting of seven members, six of whom had not been directors of the Company prior to the Consummation Date.

The information provided in Items 1.03 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference into this Item 5.01.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the Plan of Reorganization, on the Consummation Date, the Company amended and restated its certificate of incorporation to make various changes, including providing that the Company will not issue any non voting securities in violation of Section 1123(a)(6) of the Bankruptcy Code. In addition, the Company amended and restated its bylaws. A copy of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are filed herewith as Exhibits 3.1 and 3.2, respectively. Additional information regarding the Company’s amended and restated certificate of incorporation and amended and restated bylaws is contained in Amendment No. 1 to the Company’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on July 16, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Trump Entertainment Resorts, Inc.(1)

3.2	Amended and Restated Bylaws of Trump Entertainment Resorts, Inc.(1)

10.1	Amended and Restated Credit Agreement, dated as of July 16, 2010, by and among Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., certain subsidiaries and affiliates from time to time party thereto, as guarantors, Beal Bank, SSB, as collateral agent and administrative agent, and the initial lenders named therein.

10.2	Registration Rights Agreement, dated as of July 16, 2010, by and among Trump Entertainment Resorts, Inc. and the backstop parties party thereto.

10.3	Amended and Restated Services Agreement, dated as of July 16, 2010, by and among Donald J. Trump, Ivanka Trump, Trump Entertainment Resorts, Inc. and Trump Entertainment Resorts Holdings, L.P.

10.4	Second Amended and Restated Trademark License, dated as of July 16, 2010, by and among Donald J. Trump, Ivanka Trump, Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, and Trump Marina Associates, LLC.

10.5	Warrant, dated as of July 16, 2010, issued to Donald J. Trump.

99.1	Press Release, dated July 16, 2010, issued by Trump Entertainment Resorts, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including the exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might”, “could,” “would,” “projects,” “plan,” forecasts,” “anticipates,” “expect,” “intend,” “believe,” seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements include statements other than historical information or statements of current condition, but instead represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s

(1)	Incorporated by reference to Amendment Number 1 to the Company’s Registration statement on Form 8-A filed on July 16, 2010.

control. Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2010

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/S/ JOHN P. BURKE
John P. Burke
Chief Financial Officer, Executive Vice President & Corporate Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Trump Entertainment Resorts, Inc.(1)

3.2	Amended and Restated Bylaws of Trump Entertainment Resorts, Inc.(1)

10.1	Amended and Restated Credit Agreement, dated as of July 16, 2010, by and among Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., certain subsidiaries and affiliates from time to time party thereto, as guarantors, Beal Bank, SSB, as collateral agent and administrative agent, and the initial lenders named therein.

10.2	Registration Rights Agreement, dated as of July 16, 2010, by and among Trump Entertainment Resorts, Inc. and the backstop parties party thereto.

10.3	Amended and Restated Services Agreement, dated as of July 16, 2010, by and among Donald J. Trump, Ivanka Trump, Trump Entertainment Resorts, Inc. and Trump Entertainment Resorts Holdings, L.P.

10.4	Second Amended and Restated Trademark License, dated as of July 16, 2010, by and among Donald J. Trump, Ivanka Trump, Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, and Trump Marina Associates, LLC.

10.5	Warrant, dated as of July 16, 2010, issued to Donald J. Trump.

99.1	Press Release, dated July 16, 2010, issued by Trump Entertainment Resorts, Inc.

(1)	Incorporated by reference to Amendment Number 1 to the Company’s Registration statement on Form 8-A filed on July 16, 2010.